Schedule 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

    Preliminary proxy statement            --- Confidential, for use of the
---                                            Commission only (as permitted
 X  Definitive proxy statement                 by Rule 14a-6(e)(2))
---
    Definitive additional materials
---
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
---

                      Bone Care International, Inc.

--------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 X  No fee required.
---
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
---

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

--- Fee paid previously with preliminary materials.

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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                         Bone Care International, Inc.
                           313 West Beltline Highway
                           Madison, Wisconsin  53713
                                 (608) 274-7533
                        -------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  TO THE HOLDERS OF THE COMMON STOCK OF BONE CARE INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Bone Care International, Inc. (the "Company") will be held at Bone Care International, Inc. , 313 West Beltline Highway, Madison, Wisconsin, on Thursday, November 14, 1996, at 3:30 p.m., local time, for the following purposes:

  (1) To elect one (1) director to serve until the 1999 Annual Meeting of Shareholders, and until his successor is duly elected and qualified.

  (2) To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1997.

  (3) To transact any other business as may properly come before the Meeting or any adjournments thereof.

  Only shareholders of record at the close of business on October 15, 1996, the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof.


                                   IMPORTANT

  To ensure your representation at the Meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the Meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising the Secretary of the Company in writing (by later-dated proxy which is voted at the Meeting or otherwise) of such revocation at any time before it is voted.

                                        By Order of the Board of Directors,



                                        Charles W. Bishop, Ph.D.
                                        President
Madison, Wisconsin
October 24, 1996

                         Bone Care International, Inc.
                           313 West Beltline Highway
                           Madison, Wisconsin  53713
                                (608) 274-7533
                        -------------------------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy by the Board of Directors of Bone Care International, Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of Shareholders to be held at Bone Care International, Inc., 313 West Beltline Highway, Madison, Wisconsin, Thursday, November 14, 1996, at 3:30 p.m., local time, and at any adjournments thereof.

  At the Meeting, shareholders will consider (1) the election of one (1) director to serve until the 1999 Annual Meeting of Shareholders (and until his successor is duly elected and qualified), and (2) the ratification of the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1997. The Board of Directors does not know of any other matters to be brought before the Meeting; however, if other matters should properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote on such matters at their discretion.

  Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the Meeting and voting in person or by advising the Secretary of the Company of such revocation in writing (by later-dated proxy which is voted at the Meeting or otherwise).


                               PROXY SOLICITATION

  Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Company may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by the Company. The Notice of the Meeting, this Proxy Statement, the accompanying form of Proxy and the Annual Report to Shareholders, including financial statements for the fiscal year ended June 30, 1996, were first mailed to shareholders on or about October 24, 1996.



                         SHAREHOLDERS ENTITLED TO VOTE

  Only holders of record of the shares of Common Stock, no par value, of the Company at the close of business on October 15, 1996, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 15, 1996, there were outstanding 4,353,691 shares of Common Stock of the Company.

                               VOTING INFORMATION

  A shareholder may, with respect to the election of a director, (i) vote for the election of the nominee named below to serve until the 1999 Annual Meeting of Shareholders, or (ii) withhold authority to vote for such nominee. A shareholder may, with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors, (i) vote "FOR" ratification, (ii) vote "AGAINST" ratification, or (iii) "ABSTAIN" from voting on the proposal.

  Proxies in the accompanying form, properly executed and received by the Company prior to the Meeting and not revoked, will be voted as directed therein on all matters presented at the Meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder's Proxy will be voted as to such proposal "FOR" the election of the director nominee named in this Proxy Statement and "FOR" ratification of the selection of KPMG Peat Marwick LLP as the Company's auditors. If a Proxy is marked to indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a particular matter, such non-voted shares will not be considered present and entitled to vote on such matter, although such shares may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

  The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present, the person receiving the greatest number of votes will be elected to serve as a director. Accordingly, non-voted shares with respect to the election of a director will not affect the outcome of the election of a director. In addition, withholding authority to vote for the director nominee will not prevent such nominee from being elected. If a quorum is present, in order to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors, the number of votes cast favoring ratification must exceed the number of votes cast opposing ratification. Accordingly, non-voted shares and abstentions with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors will not affect the determination of whether such matter has been ratified.


                            PURPOSES OF THE MEETING

Item 1 - Election of Director
-----------------------------

  The Company's By-Laws authorize the Board of Directors to fix the number of directors, provided that such number shall not be less than five nor more than twelve. Currently, the number is fixed at five. The By-Laws stagger the Board of Directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 1996 Annual Meeting, one director, Martin Barkin, M.D., is a nominee for election to the Board of Directors.

  The table below sets forth certain information with respect to the nominee for election as a director of the Company to serve until the 1999 Annual Meeting of Shareholders. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the election as a director of the person named below as nominee, who has been nominated by the Board of Directors. If, at or prior to his election, the nominee shall be unwilling or unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominee will be unwilling or unable to serve.

                      Positions    Principal Occupations
Name and Age            Held        During Past 5 Years
--------------------------------------------------------------------------------

TO SERVE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS:

Martin Barkin, M.D.   Director     Director since 1993; President and Chief
Age 60                             Executive Officer of Draxis Health, Inc. (a
                                   pharmaceutical company) since 1992; Partner
                                   and National Practice Leader for HealthCare
                                   at KPMG Peat Marwick from 1991 to 1992;
                                   Deputy Minister of Health for the Province of
                                   Ontario from 1987 to 1991; Director of
                                   Deprenyl Animal Health, Inc.and Dynacare,
                                   Inc.
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEE NAMED ABOVE TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY.


  The following table sets forth certain information about the directors of the Company whose terms of office will continue after the 1996 Annual Meeting.

                          Positions        Principal Occupations
Name and Age                Held            During Past 5 Years
--------------------------------------------------------------------------------

TERMS EXPIRING AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS:

Robert A. Beckman         Director and     Director since 1989; Vice President
Age 42                    Vice President   of Finance since May, 1996; Vice
                          of Finance       President of Finance for Lunar
                                           Corporation since 1987.

Charles W. Bishop         President and    Director since 1989; President since
Age 44                    Chief Executive  February 1996; Vice President from
                          Officer          March, 1990 to February, 1996.

TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS:

Richard B. Mazess, Ph.D.  Chairman of      Director since 1986; Founder of the
Age 57                    the Board        Company; Chairman of the Board since
                                           February, 1996; President since
                                           inception of the Company in 1986
                                           through February, 1996; President and
                                           Director of Lunar Corporation since
                                           1974; Professor Emeritus of Medical
                                           Physics at the University of
                                           Wisconsin - Madison since 1985.

John Kapoor, Ph.D.        Director         Director since 1990; President and
Age 53                                     owner of EJ Financial Enterprises (a
                                           private financial and investment
                                           firm) since April 1990; Director of
                                           Unimed Pharmaceuticals, Inc. since
                                           1991, Option Care, Inc. since 1991,
                                           Akorn, Inc. since 1991, and NeoPharm,
                                           Inc. since 1990.

--------------------------------------------------------------------------------

  Directors do not receive cash compensation for their services to the Company. After each Annual Meeting of Shareholders and pursuant to the Bone Care International, Inc. 1996 Stock Option Plan (the "Plan"), non-employee directors are granted nonqualified options to purchase 4,500 shares of Common Stock at the fair market value on the grant date. These options expire ten years after their grant date and vest in one-third increments on the first three anniversaries of the grant date.


  During the year ended June 30, 1996, one meeting of the Board of Directors was held. All of the directors attended the meeting. The Board of Directors has an Audit Committee. The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Audit Committee did not hold any meetings during the fiscal year ended June 30, 1996. Its members are Dr. Barkin and Dr. Kapoor. The compensation committee, composed of non-employee directors, determines the compensation and benefits for officers, and makes recommendations to the Board of Directors concerning compensation arrangements for the President and Chief Executive Officer and Board of Directors. Dr. Kapoor and Dr. Mazess are members of the compensation committee. The Company does not have a nominating committee of the Board of Directors. However, under the By-Laws of the Company, the Board may establish additional committees as it deems advisable.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

  Directors and officers of the Company are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Common Stock, including options to purchase Common Stock. Reports received by the Company indicate that for the period from April 18, 1996, the date on which the Company's registration statement under the Securities Act of 1934 became effective, to June 30, 1996, all reports were filed on a timely basis.

Item 2 - Ratification of Selection of Auditors
----------------------------------------------

  The Board of Directors has selected KPMG Peat Marwick LLP, Chicago, Illinois, as independent certified public accountants to act as auditors for the Company for the fiscal year ending June 30, 1997. KPMG Peat Marwick LLP has examined the accounts of the Company since March 1990, and in the opinion of management, the firm should continue as auditors of the Company. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.


            SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each director of the Company, (ii) each executive officer of the Company who is named in the summary compensation table included in this Proxy Statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. Prior to May 8, 1996, the Company was a subsidiary of Lunar Corporation ("Lunar"), which then held 97.3% of the outstanding shares of the Company's Common Stock. On May 8, 1996, Lunar distributed to its shareholders of record as of April 24, 1996, all of the shares of the Company's Common Stock then owned by Lunar.

                                   Amount and Nature of        Percent
Name of Beneficial Owner           Beneficial Ownership      of Class(1)
--------------------------------------------------------------------------------

Martin Barkin, M.D.                     118,421(2)                2.7%
Robert A. Beckman                        11,864(3)                *
Charles W. Bishop, Ph.D.                 16,264(4)                *
John Kapoor, Ph.D.                       47,625                   1.1
Richard B. Mazess, Ph.D.              1,466,355(5)               33.7

All Directors and
Executive Officers as a
Group (6 persons)                     1,661,254(6)               38.0

RCM Capital Management                  438,450(7)               10.1
4 Embarcadero Center, Suite 3000
San Francisco, CA 94111
--------------------------------------------------------------------------------
*  Less than 1 percent (1%)

(1) Except as indicated below, (i) represents shares of Common Stock held of record and beneficially as of the October 15, 1996 record date and (ii) all shares of Common Stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of 4,353,691 shares issued and outstanding, and shares of Common Stock issuable within 60 days of October 15, 1996 upon exercise of stock options.

(2) All of the shares of Common Stock are owned by Draxis Health, Inc., of which Dr. Barkin is Chief Executive Officer and over which he may be deemed to have voting and investment power.

(3) Includes 11,846 shares of Common Stock issuable within 60 days upon exercise of stock options, and 18 shares of Common Stock held by Mr. Beckman as custodian for his children.

(4) Includes 11,846 shares of Common Stock issuable within 60 days upon exercise of stock options and 1,400 shares of Common Stock held by Dr. Bishop as custodian for his children.



(5) Includes 716,975 shares of Common Stock held by Dr. Mazess in joint tenancy with his wife and 293,750 shares of Common Stock held by Dr. Mazess as custodian for his daughters. Dr. Mazess' address is 313 West Beltline Highway, Madison, Wisconsin, 53713.

(6) Includes 23,692 shares of Common Stock issuable within 60 days upon exercise of stock options.

(7) Based on a Schedule 13G dated June 7, 1996 furnished to the Company, RCM Capital Management had sole voting power with respect to 378,450 shares of Common Stock and sole dispositive power with respect to 438,450 shares of Common Stock. Based on a Schedule 13G dated July 11, 1996 furnished by Dresdner Bank AG to the Company, RCM Capital Management is a wholly owned subsidiary of Dresdner Bank AG.
--------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

Board of Directors Report on Executive Compensation
---------------------------------------------------

  The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the President and Chief Executive Officer for fiscal year 1996. Richard B. Mazess, Chairman of the Company, Robert
A. Beckman, Vice President of Finance, and Carl E. Gulbrandsen, Corporate General Counsel and Secretary, receive no direct compensation from the Company, except that Mr. Beckman and Dr. Gulbrandsen were granted stock options to purchase 32,000 and 4,000 shares of Common Stock, respectively. The Company pays Lunar Corporation a monthly fee of $7,000 pursuant to a Transition Agreement for substantially all the services that these individuals provide to the Company. See "Certain Transactions" below.

  This report by the Board of Directors and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

  COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while also motivating and retaining executive officers and other key employees. For fiscal year 1996, the Company's executive compensation program consisted of base salary for the Chief Executive Officer only, a cash bonus received as a result of being a subsidiary of Lunar Corporation ("Lunar") until May 8, 1996, and stock options to purchase shares of Common Stock.

  On May 8, 1996, Lunar distributed to its shareholders all of the shares of Common Stock of the Company then owned by Lunar (the "Distribution"). In considering the appropriate kinds and levels of compensation of the Chief Executive Officer and other executive officers of the Company after the Distribution, the Board of Directors determined that the base salary of the Chief Executive Officer would not be increased as a result of the Company becoming a publicly traded company through the Distribution. Instead, the Board determined that the salary of the Chief Executive Officer would be adjusted consistent with past practice when the Company was a subsidiary of Lunar. However, in order to reflect the fact that the Company is primarily a research and development company with nominal revenues, and in order to motivate executive officers to achieve the Company's performance goals and create shareholder value, it was determined that the Chief Executive Officer and other executive officers of the Company would be granted options to purchase Common Stock representing an aggregate 2.3% of the Common Stock on a fully diluted basis.

  SALARY AND BONUS. Annual base salary is designed to attract and retain qualified executives. The Chief Executive Officer's base salary for fiscal year 1996 was $133,847, which represents a 4.1% increase in salary from fiscal year 1995, when the Company was a subsidiary of Lunar. As described in the preceding paragraph, the Chief Executive Officer's base salary was not increased as a result of the Distribution. The cash bonus received by the Chief Executive Officer for fiscal year 1996 was $2,250, compared to a cash bonus of $3,000 for fiscal year 1995.

  STOCK OPTIONS. The Board of Directors believes that stock options ensure that the executive has a continuing stake in the long term success of the Company and are an effective incentive for the executive to create value for the shareholders since the value of a stock option bears a direct relationship to the Company's stock price. Stock options are granted under the Company's 1996 Stock Option Plan (the "Plan") and all executive officers are eligible to be granted stock options under the Plan. As described above, in order to reflect the fact that the Company is primarily a research and development company with nominal revenues, and in order to motivate executive officers to achieve the Company's goals and create shareholder value, the Chief Executive Officer and other executive officers of the Company were granted stock options representing an aggregate 2.3% of the Common Stock on a fully diluted basis. The Chief Executive Officer was granted options to purchase 70,000 shares of Common Stock representing 1.5% of the Common Stock on a fully diluted basis.

  The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with the Company's goals and shareholder interest. This is especially true for a research and development company such as the Company. As performance goals are met or exceeded, shareholder value should increase through increases in the market value of the Company's Common Stock and the executive will be commensurately rewarded. The Board of Directors believes that compensation levels during fiscal year 1996 adequately reflect the Company's compensation goals and policies.

                                               Respectfully submitted,


                                               Martin Barkin, M.D.
                                               Robert A. Beckman
                                               Charles W. Bishop, Ph.D.
                                               John Kapoor, Ph.D.
                                               Richard B. Mazess, Ph.D.

Summary Compensation Table
--------------------------

  The table below sets forth the compensation of the Company's Chief Executive Officer of the Company as of the end of fiscal year 1996.


                                        Annual         Long-Term
                                     Compensation     Compensation
                                   -----------------   Securities    All Other
Name and Principal          Fiscal  Salary    Bonus    Underlying   Compensation
Position(1)                  Year     ($)     ($)(2)   Options (#)     ($)(4)
--------------------------  ------ --------  -------  ------------  ------------
Charles W. Bishop, Ph.D.     1996  $133,847  $ 2,250     70,000        $1,966
President, and Chief         1995   128,563    3,000      7,500(3)      1,828
Executive Officer            1994   113,564    3,000        -           1,632
--------------------------  ------ --------  -------  ------------  ------------


(1) Richard B. Mazess, Chairman of the Company, Robert A. Beckman, Vice President of Finance, and Carl E. Gulbrandsen, Corporate General Counsel and Secretary, receive no direct compensation from the Company, except that Mr. Beckman and Dr. Gulbrandsen were granted options to purchase 32,000 and 4,000 shares of Common Stock, respectively. The Company pays Lunar Corporation a monthly fee of $7,000 pursuant to a Transition Agreement for substantially all the services that these individuals provide to the Company. See "Certain Transactions" below.

(2) Compensation received from Lunar Corporation Bonus Program. The Company currently has no formal bonus program.

(3) Represents stock options granted under the Lunar Corporation Amended and Restated Stock Option Plan. The number of Lunar Corporation stock options reflects the effect of the 3-for-2 stock split distributed on December 21, 1995.

(4) Amounts shown consist of Company contributions to a defined contribution plan.


                      FISCAL YEAR END STOCK OPTION VALUES

  The following table sets forth information on the value of unexercised stock options held by the Company's Chief Executive Officer and the value of such officer's unexercised stock options as of June 30, 1996. The Chief Executive Officer did not exercise any stock options during fiscal year 1996.


                        Number of Securities
                       Underlying Unexercised        Value of Unexercised
                          Stock Options at           In-the-Money Options
                         Fiscal Year End (#)       at Fiscal Year End ($)(1)
                     --------------------------   --------------------------
Name                 Exercisable  Unexercisable   Exercisable  Unexercisable
------------------   -----------  -------------   -----------  -------------
Charles W. Bishop       11,846        70,000         27,009       159,600
------------------   -----------  -------------   -----------  -------------

(1) Based upon the closing price of the Company's Common Stock of $6.50 on June 28, 1996, as reported by the NASDAQ SmallCap Market minus the exercise price.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

  The following table sets forth information with respect to individual stock option grants during fiscal 1996 to the Company's Chief Executive Officer.


                                                           Potential Realizable
                               % of                          Value at Assumed
                  Number of   Total                        Annual Rates of Stock
                 Securities  Options                        Price Appreciation
                 Underlying  Granted                       for Option Term (3,4)
                   Options   During   Exercise             ---------------------
                 Granted(1)  Fiscal    Price(2) Expiration  0%     5%      10%
Name                 (#)    Year 1996 ($/Share)    Date    ($)    ($)      ($)
--------------------------- --------- --------- ---------- ---  -------  -------
Charles W. Bishop   70,000    43.0%      4.22     2/1/06    0   185,500  471,100
--------------------------- --------- --------- ---------- ---  -------  -------

(1) All stock options were granted under the Company's 1996 Stock Option Plan. These options are nonqualified and vest 20% each year on the first five anniversaries of the grant date.

(2)  All grants were made at 100% of fair market value as of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's Common Stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately.

(4) The "Potential Realizable Value" to all shareholders as a group which would result from the application of the same assumptions to the 4,353,691 shares of Common Stock outstanding at June 30, 1996, at the closing price of $6.50 per share of Common Stock on June 28, 1996, as reported by NASDAQ SmallCap Market is an incremental gain of $0, $17,806,596, and $45,104,239 for 0%, 5%, and 10%, respectively.
                               PERFORMANCE TABLE

  The following table compares the cumulative total shareholder return on the Company's Common Stock for the period commencing May 9, 1996 and ending June 30, 1996, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard and Poor's Health Care - Drugs Index (the "S&P Health Care - Drugs").


                                   05/09/96  06/30/96
------------------------------     --------  --------
S&P 500                              $100      $105
S&P Health Care - Drugs              $100      $113
Bone Care International, Inc.        $100      $111
------------------------------     --------  --------


  The Performance Table assumes $100 invested on May 9, 1996 in each of the Company's Common Stock, the S&P 500 Index, and the S&P Health Care - Drugs Index. The graph also assumes the reinvestment of dividends. The Company's Common Stock was distributed by Lunar to its shareholders on May 8, 1996. May 9, 1996 was the first trading day for the Company's Common Stock.


                              CERTAIN TRANSACTIONS

Relationship Prior to the Distribution
--------------------------------------

  On May 8, 1996, Lunar Corporation ("Lunar"), which then held 97.3% of the issued and outstanding shares of Company Common Stock, distributed to its shareholders of record as of April 24, 1996, all of the shares of Company Common Stock then owned by Lunar in a transaction intended to qualify as a tax-free distribution (the "Distribution"). As a result of the Distribution, the Company became a separate publicly owned company. Prior to the Distribution, the Company had engaged in numerous transactions with Lunar and its subsidiaries. Such transactions included, among other things, the extension of intercompany loans and the provision of various other types of financial support by Lunar and its subsidiaries and the sharing of services and the administrative costs thereof. Certain transactions were made on terms more favorable to the business of the Company than may otherwise have been obtainable in transactions with unaffiliated third parties. Among other things, Lunar had provided certain services to the Company pursuant to an intercompany agreement (the "Intercompany Agreement"), pursuant to which the Company paid a monthly fee of $5,000 to Lunar for accounting, legal and other administrative services. The Intercompany Agreement was terminated prior to the Distribution.

Technology Transfer and Capital Contributions
---------------------------------------------

  In October 1995, Lunar, in exchange for an additional 9.4% of the outstanding shares of Company Common Stock, contributed to the Company its vitamin D discovery program and all of the outstanding stock of Continental Assays Corporation and canceled outstanding loans from the Company in the amount of $634,683. Lunar's vitamin D discovery program had focused on discovering new vitamin D compounds, including the development of 1,24-D2. Continental Assays Corporation develops assays for vitamin D metabolites in biological samples. The contribution of Lunar's vitamin D discovery program created a single vitamin D compound development effort owned by the Company.

  In December 1995, Lunar and Draxis Health Inc. made capital contributions in proportion to their ownership in the Company in the aggregate amount of $1,345,291. Mr. Barkin, a director of the Company and the Board of Directors' nominee for election to the Board of Directors, is the Chief Executive Officer of Draxis Health Inc. The proceeds of the capital contributions were used to fund ongoing clinical trials of one-alpha D2 and for general corporate purposes.


Distribution Agreement
----------------------

  In connection with the Distribution, the Company and Lunar entered into a distribution agreement (the "Distribution Agreement") providing for, among other things, the principal corporate transactions required to effect the Distribution, the conditions to the Distribution, the allocation between the Company and Lunar of certain liabilities and certain other agreements governing the relationship between the Company and Lunar with respect to or in connection with the Distribution.

  Pursuant to the Distribution Agreement and prior to the Distribution, Lunar made a capital contribution of $10,000,000 to the Company in exchange for 1,698,674 shares of Company Common Stock. The Company has used and intends to continue to use the proceeds of such capital contribution for research and development activities including clinical trials of one-alpha D2 and for general corporate purposes.

Tax Disaffiliation Agreement
----------------------------

  In connection with the Distribution, the Company and Lunar entered into a tax disaffiliation agreement which provides, among other things, (i) for a contribution of $725,000 by Lunar to the Company completed prior to the Distribution to reflect federal income tax savings previously realized by Lunar that were attributable to losses incurred by the Company prior to the Distribution and (ii) cross indemnification by each party for certain tax liabilities.

Transition Agreement
--------------------

  Prior to the Distribution, Lunar entered into a transition agreement (the "Transition Agreement") with the Company pursuant to which Lunar has agreed that Dr. Mazess, Mr. Beckman and Dr. Gulbrandsen and other employees of Lunar shall perform certain services and provide certain assistance to the Company for up to three years following the date of the Distribution. Such services may include legal, treasury, financial, accounting, insurance administration, employee benefit and other services. As compensation for the various services provided to the Company pursuant to the Transition Agreement, the Company agreed to pay Lunar a monthly fee of $7,000 in respect of any services provided. The Transition Agreement also provides for Lunar to lease to the Company approximately 3,000 square feet in its principal offices in Madison, Wisconsin. The lease provides for the Company to pay Lunar a monthly fee of $2,000 during the three year term. The Company may terminate the Transition Agreement upon 90 days notice to Lunar.

  Dr. Mazess, the Chairman of the Board of the Company, is also the Chairman of the Board, President and Chief Executive Officer of Lunar and is the beneficial owner of approximately 34% of the outstanding capital stock of Lunar. Mr. Beckman, a director and the Vice President of Finance of the Company, is also Vice President of Finance of Lunar. Dr. Gulbrandsen, Corporate General Counsel and Secretary of the Company, is also Corporate General Counsel and Secretary of Lunar.


                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders, written notice of any shareholder proposal must be delivered or mailed to and received at the Company's principal executive offices at 313 West Beltline Highway, Madison, Wisconsin 53713 by June 26, 1997.

  In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 1996 annual meeting may consider shareholder proposals or nominations brought by a shareholder of record on October 15, 1996, who is entitled to vote at the annual meeting and who has given the Company's Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 1996 annual meeting must have been received by the Secretary on or after August 16, 1996, and on or prior to November 3, 1996. The 1997 annual meeting is expected to be held on November 13, 1997. Accordingly, a shareholder proposal or nomination intended to be brought before the 1997 annual meeting must be received by the Secretary on or after August 15, 1997, and on or prior to September 14, 1997.


                              FINANCIAL STATEMENTS

  A copy of the Annual Report to Shareholders of the Company, containing audited consolidated financial statements for the fiscal year ended June 30, 1996, is enclosed herewith.

                                      By Order of the Board of Directors,




                                      Charles W. Bishop, Ph.D.
                                      President


Madison, Wisconsin
October 24, 1996



A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF OCTOBER 15, 1996, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON DIRECTED TO: BONE CARE INTERNATIONAL, INC., 313 WEST BELTLINE HIGHWAY, MADISON, WISCONSIN 53713,
ATTENTION:  ROBERT A. BECKMAN AT (608) 274-7533.





                                 (Label Here)









                                   Proxy for
                         Bone Care International, Inc.
                        Annual Meeting of Shareholders
                               November 14, 1996


  The undersigned hereby appoints Carl E. Gulbrandsen and ROBERT A. BECKMAN, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of BONE CARE INTERNATIONAL, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Bone Care International, Inc., 313 West Beltline Highway, Madison, Wisconsin, on Thursday, November 14, 1996, at 3:30 p.m., local time, and at any adjournments thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

(1)  ELECTION OF DIRECTOR
       For nominee                       WITHHOLD AUTHORITY
       listed below   -----              to vote for nominee  -----
                                         listed below

       Martin Barkin, M.D.

(2) Ratify selection of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1997.

            For          Against          Abstain
               -----            -----            -----

(3) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.


                                    (Over)


  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR ITEMS 1 AND 2 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

  Please date this proxy and sign exactly as your name or names appear therein. Joint owners should each sign personally. Trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

                                       Dated                          , 1996
                                            --------------------------



                ------------------------     ---------------------------
                   Co-Owner Sign Here           Shareholder Sign Here